EXHIBIT 23.2

                      CONSENT OF GORDON, HUGHES & BANKS, LLP



                      CONSENT OF GORDON, HUGHES & BANKS, LLP
                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




  We consent to the inclusion in the post-effective amendment to registration statement on Form SB-2 of Mentor Capital Consultants, Inc. (a development stage enterprise), relating to the registration of 4,296,000 shares of common stock and 2,196,000 warrants, of our report, dated January 21, 2002, on the consolidated balance sheet of Mentor Capital Consultants, Inc. as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, for the cumulative period from March 13, 2000 (inception) to December 31, 2001. We also consent to the references to us under the captions "Prospectus Summary - Summary Financial Data," "Selected Financial Data" and "Experts" in the prospectus.


                                          /s/ GORDON, BANKS & HUGHES, LLP
                                         ________________________________
                                            Gordon, Banks & Hughes, LLP

Greenwood Village, Colorado
April 30, 2002